UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2010 (May 7, 2010)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2010, Network Engines, Inc. (the “Company”) made bonus payments, previously approved by the Compensation Committee of the Board of Directors of the Company, pursuant to the bonus plan for the first half of fiscal year 2010 (the “First Half 2010 Bonus Plan”).  The First Half 2010 Bonus Plan provided the Company’s executive officers and certain other Company employees (collectively, the “Participants”) the opportunity to earn cash incentive bonuses based on the Company’s performance for the first half of fiscal year 2010.  Targeted incentive bonuses for the Participants in the First Half 2010 Bonus Plan were equal to 50% of each Participant’s annual incentive bonus target.  Measurement of the Company’s performance for the first half of fiscal year 2010 was based on its net income for the first half of fiscal year 2010, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), but prior to calculating the bonus payout.

There would have been no bonus payments made to any Participants if the established minimum GAAP net income figure was not achieved.  If the Company achieved the established minimum GAAP net income figure of $100,000 during the first half of fiscal year 2010, the total bonus payout to all Participants would have been $40,000.  For every dollar of GAAP net income above the established minimum, the total bonus payout was increased by an amount equal to 50% of the excess of GAAP net income, subject to a maximum total payout to all Participants of $550,000.

The bonus payments were allocated to the First Half 2010 Bonus Plan Participants on a pro-rata basis, relative to their individually established bonus targets.  The total bonus pool was funded at a rate equal to 66% of the total targeted incentive for the first half of fiscal year 2010.  The pro-rata allocation of the total bonus payout was determined based on the Participants who were still actively employed by the Company as of March 31, 2010.

Incentive bonuses paid to the Company’s executive officers under the First Half Fiscal Year 2010 Bonus Plan were as follows:

Name and Principal Position	Amount of Incentive Compensation
Gregory A. Shortell, Chief Executive Officer and President	$61,868
Douglas G. Bryant, Chief Financial Officer, Treasurer and Secretary	$41,245
Charles N. Cone, III, Senior Vice President of Sales and Marketing	$3,960	(1)
Richard P. Graber, Senior Vice President of Engineering and Operations	$34,646

(1)          Mr. Cone’s total incentive compensation for fiscal year 2010 also includes additional cash incentives which are based on revenue and direct margin results for fiscal year 2010 and new design wins secured by the Company during fiscal year 2010.  Those additional incentives are not governed by the First Half Fiscal 2010 Bonus Plan.  A “design win” occurs when a new customer or a separate division within an existing customer notifies the Company that it has been selected to integrate the customer’s application.  The other executive officers shown in this table did not have any additional cash incentives for the first half of fiscal year 2010 other than the amounts shown in this table.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: May 12, 2010	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary